Exhibit 99.1
Cutera Announces Fourth Quarter and Full-Year 2022 Financial Results along with 2023 Outlook

Full-year 2022 revenue of $252.4 million, growing 16% in constant currency

Placed greater than 600 AviClear devices during 2022, and generated $4.5M in AviClear revenue in 2022

Full-year 2023 revenue outlook of $277 million to $292 million, implying 10% to 16% constant currency growth

BRISBANE, California, February 28, 2023 ─ Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), a leading provider of aesthetic and dermatology solutions, today reported financial results for the fourth quarter and full-year ended December 31, 2022.

Fourth Quarter 2022 Financial and Operational Highlights

•Consolidated revenue of $67.4 million driven by AviClear treatment revenue and strength in Skincare, an increase of 3% as reported and 10% in constant currency from the prior-year period.

•During Q4 2022, the Company generated $3.2 million in AviClear revenue, consisting of treatment revenue and device license fees.

•Strong Skincare revenue of $11.8 million in the quarter, an increase of 10% as reported and 37% in constant currency over 4Q 2021.

•During Q4 2022, the company had consumable product revenues of $4.2 million, a drop off of nearly 18% in constant currency over the prior year, as Key Account Managers (KAMs) were engaged with the account onboarding activities associated with the over-performance of AviClear placements.

•GAAP Gross margin of 57.5% in the quarter, compared to 58.2% in the prior-year period.

◦In constant currency terms, Q4 2022 GAAP Gross Margin was 59.8% and non-GAAP Gross Margin was 61.5%.

•GAAP Operating expenses were $44.3 million in the quarter, compared to $40.2 million in the prior-year period. Operating expenses during the period included $7.6 million in AviClear spending and $1.5 million in ERP implementation expenses.

•GAAP Net loss was $7.8 million, compared to a Net loss of $3.9 million in the prior-year period.

•Adjusted EBITDA was $0.2 million, compared to $4.3 million in the prior-year period.

◦Core adjusted EBITDA was $4.7 million as reported and $8.2 million in constant currency.

◦AviClear adjusted EBITDA was a loss of $4.4 million and a loss of $4.5 million in constant currency.

Full-Year 2022 Financial and Operational Highlights

•Consolidated revenue of $252.4 million, an increase of 9% as reported and 16% in constant currency from the prior year period, driven by capital equipment, consumable product demand, and the launch of AviClear.

•Cumulative AviClear placements exceeded 600 units exiting 2022

◦Despite device installation, staff training, and account onboarding backlogs, AviClear generated $4.5 million in revenue for the full-year 2022

•GAAP Gross margin of 55.4%, compared to 57.6% in the prior-year period.

◦In constant currency terms, GAAP Gross Margin was 57.4% for the full year.

•GAAP Operating expenses were $178.0 million, compared to $131.3 million in the prior year period. Full-year operating expenses included $30.0 million in AviClear spending and $9.2 million in ERP implementation expenses.

•GAAP Net loss was $82.3 million, inclusive of a non-recurring charge of $34.4 million for the extinguishment of 50% of the 2026 convertible notes, compared to a Net profit of $2.1 million in the prior-year period.

•Adjusted EBITDA was a loss of $7.2 million, compared to income of $20.7 million in the prior-year period.

◦Core adjusted EBITDA was a gain of $20.9 million as reported and $31.5 million in constant currency.

◦AviClear adjusted EBITDA was a loss of $28.0 million and a loss of $28.1 million in constant currency.

Key Revenue Metrics	Three Months Ended December 31, 2022	% Change 2022 Vs 2021	Constant Currency
Capital Equipment	$42.5	-2%	1%
Skincare	$11.8	10%	37%
Consumables	$4.2	-22%	-18%
Service	$5.8	-4%	2%
AviClear	$3.2	N/A	N/A
Recurring	$24.9	13%	29%
Total Revenue	$67.4	3%	10%

Key Profit Metrics	Three Months Ended December 31, 2022	Constant Currency
GAAP Gross Margin %	57.5%	59.8%
Non-GAAP Gross Margin %	59.4%	61.5%
Adjusted EBITDA – Core	$4.7	$8.2
Adjusted EBITDA – AviClear	$(4.4)	$(4.5)
Adjusted EBITDA- Total	$0.2	$3.7
Adjusted EBITDA Gross Margin %	0.4%	5.1%

Key Revenue Metrics	Twelve Months Ended December 31, 2022	% Change 2022 Vs 2021	Constant Currency
Capital Equipment	$163.6	17%	21%
Skincare	$42.5	-14%	1%
Consumables	$18.2	11%	16%
Service	$23.6	-8%	-3%
AviClear	$4.5	N/A	N/A
Recurring	$88.8	-3%	8%
Total Revenue	$252.4	9%	16%

Key Profit Metrics	Twelve Months Ended December 31, 2022	Constant Currency
GAAP Gross Margin %	55.4%	57.4%
Non-GAAP Gross Margin %	56.6%	58.5%
Adjusted EBITDA – Core	$20.9	$31.5
Adjusted EBITDA – AviClear	$(28.0)	$(28.1)
Adjusted EBITDA- Total	$(7.2)	$3.4
Adjusted EBITDA Gross Margin %	-2.8%	1.3%

“2022 was a year to be remembered for Cutera, as the sales teams delivered mid-teens full-year growth on a constant currency basis in the face of global macro-economic pressures. Meanwhile, we successfully launched and scaled operations for AviClear, our first-to-market revolutionary laser device for the treatment of acne. In just three quarters since our North American introduction we have begun to see green shoots of the financial profile transformation we envision with the application of our novel AviClear business model.” commented Dave Mowry, Chief Executive Officer of Cutera, Inc.

Mowry continued, “Looking back over fourth quarter 2022 AviClear results, I was especially pleased to see the broad acceptance and significant ramp of AviClear bookings in the period. Our focus on leading with clinical results; supporting practice expansion; and delivering improved patient outcomes with reduced patient risk profile is resonating with the dermatologists as market demand outpaced expectations and our ability to fulfill it, at least in the short-term. We intend to continue our efforts to place the customer at the center of our partnership approach, as illustrated by the recent introduction of the AviClear Rewards customer loyalty program which tightly aligns our interests with those of our customers. This program will unlock even greater practice profitability with increased treatments. Additionally, practices owners will be able to leverage their AviClear patient volumes to access cooperative marketing dollars to promote their practice as well as our AviClear procedure.”

2023 Outlook
The company expects full-year 2023 revenue in the range of $277 million to $292 million, implying 10% to 16% constant currency growth over the prior year. The company also expects adjusted EBITDA to be in the low single-digit millions of dollars with consistent, sequential improvement as we progress through the year. Finally, the company anticipates steady placements of the AviClear device each quarter at a rate between 200 – 300 units per quarter over the course of 2023.

Conference Call
The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating in the call will be Dave Mowry, Chief Executive Officer, and Rohan Seth, Chief Financial Officer.

To participate in the conference call, dial 1-800-319-4610 (domestic) or + 1-631-891-4304 (international).

The call will also be a webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for gross margin, gross margin rate, and operating income. Non-GAAP adjustments include stock-based compensation, depreciation and amortization including contract acquisition costs, executive and other non-recurring severance costs, enterprise resource planning (“ERP”) implementation costs, and certain legal and litigation costs. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

The Company defines adjusted EBITDA as operating income before depreciation and amortization, stock-based compensation, executive and non-recurring severance costs, ERP implementation costs, and costs related to a specific litigation.

Company management uses non-GAAP measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, regularly and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following:

Stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expenses related to grants of options, employee stock purchase plans, and performance and restricted stock. Depending upon the size, timing, and terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization, including contract acquisition costs. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring severance costs. We have excluded costs associated with restructuring activities and the separation of our officers and other executives in calculating our non-GAAP operating expenses and non-GAAP Operating Income. We have excluded restructuring costs because a restructuring represents a discrete event that signifies a change in our strategy, but its costs are not indicative of the ongoing financial performance of our business. We exclude executive separation costs because executive separations are unpredictable and not part of our business strategy but could have a significant impact on the results of operation;

ERP implementation costs. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Certain legal and litigation costs. We have excluded costs incurred related to our litigation against Lutronic Aesthetics, which is not part of our ordinary course of business. Our complaint against Lutronic alleges misappropriation of trade secrets, violation of the Racketeer Influenced and Corrupt Organizations Act (RICO), interference with contractual relations and other claims. We exclude these costs because this litigation is a result of a discrete event that was not part of our business strategy but has a significant effect on the results of operations. Its costs are incidental to and do not reflect the efficiencies and effectiveness of our core operations.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects, or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements. Cutera's financial performance for the fourth quarter and full-year ended December 31, 2022, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera, Inc.
Greg Barker
VP, Corporate FP&A
415-657-5500
IR@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$145,924	$164,164
Marketable investments	171,390	—
Accounts receivable, net	45,562	31,449
Inventories, net	63,628	39,503
Other current assets and prepaid expenses	24,036	14,545
Restricted cash	700	—
Total current assets	451,240	249,661

Property and equipment, net	40,368	3,019
Deferred tax assets	590	778
Goodwill	1,339	1,339
Operating lease right-of-use assets	12,831	14,627
Other long-term assets	14,620	10,169
Restricted cash	—	700
Total assets	$520,988	$280,293

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$33,736	$7,891
Accrued liabilities	57,452	54,100
Operating leases liabilities	2,810	2,419
Deferred revenue	11,841	9,490
Total current liabilities	105,839	73,900

Deferred revenue, net of current portion	1,657	1,335
Operating lease liabilities, net of current portion	11,352	13,483
Convertible notes, net of unamortized debt issuance costs	416,459	134,243
Other long-term liabilities	862	763
Total liabilities	536,169	223,724

Stockholders’ equity (deficit):
Common stock	20	18
Additional paid-in capital	125,406	114,724
Accumulated other comprehensive loss	(94)	—
Accumulated deficit	(140,513)	(58,173)
Total stockholders' equity (deficit)	(15,181)	56,569
Total liabilities and stockholders' equity (deficit)	$520,988	$280,293

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Products	$61,601	$59,647	$228,796	$205,703
Service	5,752	5,982	23,603	25,567
Total net revenue	67,353	65,629	252,399	231,270

Products	26,188	23,565	100,254	83,048
Service	2,416	3,883	12,316	15,117
Total cost of revenue	28,604	27,448	112,570	98,165
Gross profit	38,749	38,181	139,829	133,105
Gross margin %	57.5%	58.2%	55.4%	57.6%

Operating expenses:
Sales and marketing	28,514	24,094	106,947	76,762
Research and development	5,408	6,804	25,155	21,568
General and administrative	10,363	9,312	45,917	32,945
Total operating expenses	44,285	40,210	178,019	131,275
Income (loss) from operations	(5,536)	(2,029)	(38,190)	1,830
Interest and other income (expense), net
Amortization of debt issuance costs	(438)	(218)	(1,355)	(710)
Interest on convertible notes	(1,992)	(777)	(5,658)	(2,514)
Loss on extinguishment of convertible notes	—	—	(34,423)	—
Gain on extinguishment of PPP loan	—	—	—	7,185
Interest income (expense), net	1,535	(57)	2,600	(561)
Other expense, net	(593)	(373)	(3,676)	(1,845)
Income (loss) before income taxes	(7,024)	(3,454)	(80,702)	3,385
Income tax provision	764	481	1,638	1,323
Net income (loss)	$(7,788)	$(3,935)	$(82,340)	$2,062

Net income (loss) per share:
Basic	$(0.40)	$(0.22)	$(4.39)	$0.12
Diluted	$(0.40)	$(0.22)	$(4.39)	$0.11

Weighted-average number of shares used in per share calculations:
Basic	19,642	17,980	18,747	17,891
Diluted	19,642	17,980	18,747	18,362

 CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income (loss)	$(7,788)	$(3,935)	$(82,340)	$2,062
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	1,379	4,665	14,400	13,172
Depreciation and amortization	1,018	330	2,621	1,344
Amortization of contract acquisition costs	1,385	427	3,200	1,857
Amortization of debt issuance costs	438	218	1,355	710
Unrealized loss on foreign exchange forward	850	—	558	—
Impairment of capitalized cloud computing costs	—	—	—	182
Change in deferred tax assets	36	(189)	188	(135)
Provision for excess and obsolete inventories	(1,416)	298	(1,306)	1,037
Provision for credit losses	1,110	(14)	1,787	87
Loss on sale of property and equipment	82	—	168	—
PPP loan forgiveness	—	—	—	(7,185)
Change in right-of-use asset	677	611	2,653	2,292
Loss on extinguishment of convertible notes	—	—	34,423	—
Other	—	46	—	1
Changes in assets and liabilities:
Accounts receivable	(10,796)	(675)	(15,900)	(9,574)
Inventories	(6,274)	(4,308)	(34,999)	(11,973)
Other current assets and prepaid expenses	(1,214)	(1,195)	(10,049)	(5,766)
Other long-term assets	(4,447)	(3,641)	(8,091)	(7,128)
Accounts payable	537	632	20,979	1,207
Accrued liabilities	6,966	9,826	3,282	21,608
Operating lease liabilities	(667)	(578)	(2,597)	(2,151)
Deferred revenue	1,097	145	2,673	(412)
Net cash provided by (used in) operating activities	(17,027)	2,663	(66,995)	1,235

Cash flows from investing activities:
Acquisition of property, equipment and software	(8,591)	(633)	(22,698)	(1,015)
Disposal of property and equipment	—	—	—	71
Purchase of marketable and long-term investments	111,000	—	158,000	—
Purchase of marketable investments	(77,202)	—	(329,484)	—
Net cash provided by (used in) investing activities	25,207	(633)	(194,182)	(944)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,036	709	2,723	2,765
Purchase of capped call	(25,009)	—	(56,680)	(16,134)
Payment of issuance costs of capped call	—	—	(352)	—
Proceeds from issuance of convertible notes	120,000	—	360,000	138,250
Payment of issuance costs of convertible notes	(3,600)	—	(11,202)	(4,717)
Extinguishment of convertible notes	—	—	(45,776)	—
Taxes paid related to net share settlement of equity awards	(436)	(213)	(5,256)	(2,176)
Payments on finance lease obligations	(127)	(148)	(520)	(462)
Net cash provided by financing activities	91,864	348	242,937	117,526

Net increase (decrease) in cash, cash equivalents and restricted cash	100,044	2,378	(18,240)	117,817
Cash, cash equivalents, and restricted cash at beginning of period	46,580	162,486	164,864	47,047
Cash, cash equivalents, and restricted cash at end of period	$146,624	$164,864	$146,624	$164,864

 CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31, 2022	December 31, 2021	2022 Vs 2021	December 31, 2022	December 31, 2021	2022 Vs 2021
Revenue By Geography:
North America	$34,076	$35,827	-4.9%	$128,426	$111,621	+15.1%
Japan	16,980	16,924	+0.3%	64,920	70,235	-7.6%
Rest of World	16,297	12,878	+26.5%	59,053	49,414	+19.5%
Total Net Revenue	$67,353	$65,629	+2.6%	$252,399	$231,270	+9.1%
International as a percentage of total revenue	49.4%	45.4%		49.1%	51.7%

Revenue By Product Category:
Systems
–North America	$25,047	$28,747	-12.9%	$98,345	$86,100	+14.2%
–Rest of World (including Japan)	17,438	14,807	+17.8%	65,292	53,533	+22.0%
Total Systems	42,485	43,554	-2.5%	163,637	139,633	+17.2%
AviClear	3,165	—	N/A	4,456	—	N/A
Consumables	4,174	5,361	-22.1%	18,203	16,401	+11.0%
Skincare	11,777	10,732	+9.7%	42,500	49,669	-14.4%
Total Products	61,601	59,647	+3.3%	228,796	205,703	+11.2%
Service	5,752	5,982	-3.8%	23,603	25,567	-7.7%
Total Net Revenue	$67,353	$65,629	+2.6%	$252,399	$231,270	+9.1%

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$235	$500	$1,665	$1,408
Sales and marketing	1,143	1,206	4,998	3,160
Research and development	(108)	1,156	2,405	2,784
General and administrative	109	1,803	5,332	5,820
	$1,379	$4,665	$14,400	$13,172

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$38,749	57.5%	$(5,536)
Adjustments:
Depreciation and amortization including contract acquisition costs	997	1.5%	2,479
Stock-based compensation	235	0.3%	1,379
ERP implementation cost	—	—	1,498
Legal - Lutronic	—	—	222
Severance	—	—	200
Other adjustments	—	—	—
Total adjustments	1,232	1.8%	5,778
Adjusted	$39,981	59.4%	$242

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2021
	Gross Profit	Gross Margin	Operating Income

Reported	$38,181	58.2%	$(2,029)
Adjustments:
Depreciation and amortization including contract acquisition costs	94	0.1%	740
Stock-based compensation	500	0.8%	4,665
ERP implementation cost	—	—	711
Legal - Lutronic	—	—	222
Severance	—	—	—
Other adjustments	—	—	—
Total adjustments	594	0.9%	6,338
Adjusted	$38,775	59.1%	$4,309

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$139,829	55.4%	$(38,190)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,593	0.6%	5,821
Stock-based compensation	1,665	0.7%	14,400
ERP implementation cost	—	—	9,210
Legal - Lutronic	—	—	1,284
Severance	26	—	615
Other adjustments	(290)	(0.1)%	(290)
Total adjustments	2,994	1.2%	31,040
Adjusted	$142,823	56.6%	$(7,150)

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2021
	Gross Profit	Gross Margin	Operating Income

Reported	$133,105	57.6%	$1,830
Adjustments:
Depreciation and amortization including contract acquisition costs	526	0.2%	3,188
Stock-based compensation	1,408	0.6%	13,172
ERP implementation cost	—	—	1,498
Legal - Lutronic	—	—	1,201
Severance	—	—	638
Other adjustments	(791)	(0.4)%	(791)
Total adjustments	1,143	0.4%	18,906
Adjusted	$134,248	58.0%	$20,736